Exhibit (10)

                       Opinion and Consent of
             Jorden Burt Berenson Klingensmith & Suarez,
                    counsel to Rydex Series Trust

























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                 JORDEN BURT BERENSON & JOHNSON LLP
                           Suite 400 East
                 1025 Thomas Jefferson Street, N.W.
                    Washington, D. C. 20007-0805
                           (202) 965-8100
                      Telecopier (202) 965-8104





                          October 28, 1996



   Rydex Series Trust
   6116 Executive Boulevard
   Suite 400
   Rockville, Maryland 20852

   Ladies and Gentlemen:

        T h is opinion is furnished in connection with the registration under the Securities Act of 1933, as amended, of shares ("Shares") of the following separate series of Rydex Series Trust (the Trust ) that will be offered and sold by the Trust: The Nova Fund, The Ursa Fund, The Rydex OTC Fund, The Rydex Precious Metals Fund, The Rydex U.S. Government Bond Fund, The Juno Fund, The Rydex High Yield Fund, The Rydex U.S. Government Money Market Fund, and The Rydex Institutional Money Market Fund.

        I n rendering our opinion, we have examined such documents, records, and matters of law as we deemed necessary for purposes of this opinion. We have assumed the genuineness of all signatures of all parties, the authenticity of all documents submitted as originals, the correctness of all copies, and the correctness of all facts set forth in the certificates delivered to us and the correctness of all written or oral statements made to us.

        Based upon and subject to the foregoing, it is our opinion that the Shares that will be issued by the Trust when sold will be legally issued, fully paid, and nonassessable.

        Our opinion is rendered solely in connection with the Registration Statement on Form N-1A under which the Shares will be registered and may not be relied upon for any other purposes without our written consent. We hereby consent to the use of this opinion as an exhibit to such Registration Statement.


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                       Sincerely,


                       /S/ JORDEN BURT BERENSON & JOHNSON LLP
                       JORDEN BURT BERENSON & JOHNSON LLP
















































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